FREE WRITING PROSPECTUS

FILED PURSUANT TO RULE 433

REGISTRATION STATEMENT NO.: 333-125485

GMAC RFC (Graphic Omitted)

Free Writing Prospectus- Computational Materials

Part I of II

$483,750,000 (Approximate)

Mortgage Asset-Backed Pass-Through Certificates,

Series 2006-RZ1

Residential Asset Mortgage Products, Inc.

Depositor

RAMP Series 2006-RZ1 Trust

Issuing Entity

Residential Funding Corporation

Master Servicer and Sponsor

February 14, 2006

RBS Greenwich Capital (Graphic Omitted)

DISCLAIMERS AND FREE WRITING PROSPECTUS LEGEND

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SECURITIES AND EXCHANGE COMMISSION (THE SEC) FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THE OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-800-422-2006 OR VIA EMAIL AT RBSGC.COM.

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the Certificates, supersedes any information contained in any prior similar materials relating to the Certificates. The information in this free writing prospectus is preliminary, and is subject to completion or change. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Certificates, until we have accepted your offer to purchase Certificates.

The Certificates referred to in these materials are being sold when, as and if issued. The issuing entity is not obligated to issue such Certificates or any similar security and the underwriter's obligation to deliver such Certificates is subject to the terms and conditions of the underwriting agreement with the issuing entity and the availability of such Certificates when, as and if issued by the issuing entity. You are advised that the terms of the Certificates, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of Certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that Certificates may not be issued that have the characteristics described in these materials. The underwriter's obligation to sell such Certificates to you is conditioned on the mortgage loans and Certificates having the characteristics described in these materials. If, for any reason the issuing entity does not deliver such Certificates, the underwriter will notify you, and neither the Issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the Certificates which you have committed to purchase, and none of the issuing entity nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

The mortgage pool information in this free writing prospectus was derived from a preliminary pool of mortgage loans which is not representative of the mortgage loans that will comprise the final mortgage loan pool. The preliminary pool of mortgage loans represents only a portion of the final mortgage loan pool and mortgage loans that are included in the preliminary mortgage loan pool may be removed from the final mortgage loan pool. It is expected that the characteristics of the final mortgage loan pool will differ, and may differ materially, from the characteristics of the preliminary pool of mortgage loans set forth below. Although the characteristics of the final mortgage loan pool are expected to be similar to the characteristics of the preliminary pool contained in this free writing prospectus, they are not expected to conform in all material respects.

RAMP Series 2006-RZ1 Trust
Mortgage Asset-Backed Pass-Through Certificates

$483,750,000 (Approximate)

Subject to Revision

Class	Amount ($)(1)	Ratings (Moody's/S&P)	Bond Type	WAL (yrs.) to Call/Mat(2)	Principal/ Window (mos.) to Call/Mat(2)	Exp. Maturity to Call	Final Scheduled Maturity
A-1	$211,369,000	Aaa/AAA	Sr Fltr (3)(4)	1.00/1.00	1-23/1-23	January 2008	October 2027
A-2	$131,402,000	Aaa/AAA	Sr Fltr (3)(4)	3.00/3.00	23-64/23-64	June 2011	March 2034
A-3	$49,479,000	Aaa/AAA	Sr Fltr (3)(4)	6.61/8.12	64-84/64-186	February 2013	March 2036
M-1	$19,000,000	Aa1/AA+	Mezz Fltr (3)(4)	4.89/5.39	43-84/43-158	February 2013	March 2036
M-2	$17,250,000	Aa2/AA+	Mezz Fltr (3)(4)	4.83/5.31	41-84/41-151	February 2013	March 2036
M-3	$9,750,000	Aa3/AA	Mezz Fltr (3)(4)	4.80/5.26	40-84/40-144	February 2013	March 2036
M-4	$9,000,000	A1/AA-	Mezz Fltr (3)(4)	4.78/5.22	39-84/39-139	February 2013	March 2036
M-5	$8,750,000	A2/A+	Mezz Fltr (3)(4)	4.76/5.18	39-84/39-133	February 2013	March 2036
M-6	$8,250,000	A3/A	Mezz Fltr (3)(4)	4.75/5.14	38-84/38-127	February 2013	March 2036
M-7	$7,750,000	Baa1/A-	Mezz Fltr (3)(4)	4.74/5.08	38-84/38-120	February 2013	March 2036
M-8	$6,750,000	Baa2/BBB+	Mezz Fltr (3)(4)	4.74/5.01	37-84/37-112	February 2013	March 2036
M-9	$5,000,000	Baa3/BBB	Mezz Fltr (3)(4)	4.72/4.90	37-84/37-102	February 2013	March 2036
Total	$483,750,000

Notes:
  The Class Size is subject to a permitted variance in the aggregate of plus or minus 10%.
  The Offered Certificates will be priced to the Clean-up Call Date at the Prepayment Pricing Assumptions:

  Fixed Rate Loans: 100% PPC (4.0% CPR in month 1, building by approximately 1.909% each month to 25% CPR in month 12, and remaining constant at 25% CPR thereafter);

  Adjustable Rate Loans: 100% PPC (4.0% CPR in month 1, building by approximately 2.36363% each month to 30% CPR by month 12, and remaining constant at 30% CPR thereafter).

  If the 10% Clean-Up Call is not exercised, the margins for the Class A Certificates will double, and the margins for the Class M Certificates will increase by a 1.5x multiple, on the second Distribution Date following the first possible Clean-Up Call Date. Each class is subject to the Net WAC Cap.
  The pass-through rate for each class of certificates will equal the least of (a) One-Month LIBOR plus the related margin per annum, (b) the Net WAC Rate and (c) 14%. The holders of the Class A and Class M Certificates may also be entitled to certain payments under the yield maintenance agreement (as described herein).

Title of Securities: RAMP Mortgage Asset-Backed Pass-Through Certificates, Series 2006-RZ1.

Depositor: Residential Asset Mortgage Products, Inc., an affiliate of Residential Funding Corporation.

Master Servicer

And Sponsor: Residential Funding Corporation.

Subservicer: The primary servicing will be provided by HomeComings Financial Network, Inc., a wholly owned subsidiary of Residential Funding Corporation, with respect to all of the Mortgage Loans.

Lead Underwriter: Greenwich Capital Markets, Inc.

Co-Managers: Citigroup Global Markets Inc. and Residential Funding Securities Corporation

Trustee: JPMorgan Chase Bank, N.A.

Yield Maintenance

Agreement Counterparty: TBD.

Offered Certificates: The Class A-1, Class A-2 and Class A-3 Certificates (collectively, the "Class A Certificates").

The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates (collectively, the "Class M Certificates").

The Class A Certificates and Class M Certificates (the "Offered Certificates").

Statistical Calculation Date: February 1, 2006.

Cut-Off Date: February 1, 2006.

Closing Date: On or about February 27, 2006.

Distribution Date: Distribution of principal and interest on the Offered Certificates will be made on the 25th day of each month, or if this is not a business day, on the next business day, commencing in March 2006.

Form of Offered Certificates: The Offered Certificates will be available in book-entry form through DTC, Clearstream and Euroclear.

Minimum Denominations: The Class A Certificates and the Class M-1 Certificates will be offered in minimum denominations of $100,000 and integral multiples of $1 in excess thereof. The Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates will be offered in minimum denominations of $250,000 and integral multiples of $1 in excess thereof.

Tax Status: The Offered Certificates will be designated as regular interests in a REMIC and, to such extent, will be treated as debt instruments of a REMIC for federal income tax purposes.  The Offered Certificates will also represent an interest in the Yield Maintenance Agreement.

ERISA Eligibility: The Class A Certificates may be eligible for purchase by employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986, subject to certain conditions. The Class M Certificates will not be eligible for purchase by such plans other than with assets of insurance company general accounts. However, investors should consult with their counsel with respect to consequences under ERISA and the Internal Revenue Code of such a plan's acquisitions and ownership of such Offered Certificates.

SMMEA Eligibility: None of the Offered Certificates are expected to constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

P&I Advances: The Master Servicer will be obligated to advance, or cause to be advanced, cash with respect to delinquent payments of principal and interest on the Mortgage Loans to the extent that the Master Servicer reasonably believes that such cash advances can be repaid from future payments on the related Mortgage Loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

Monthly Fees: Subservicing fee minimum of [0.25]% per annum, payable monthly; master servicing fee of [0.05]% per annum, payable monthly.

Eligible Master Servicing

Compensation: For any Distribution Date, an amount equal to the lesser of (a) one-twelfth of 0.125% of the aggregate stated principal balance of the Mortgage Loans immediately preceding that Distribution Date and (b) the sum of the master servicing fee payable to the Master Servicer in respect of its master servicing activities and reinvestment income received by the Master Servicer on amounts payable with respect to that Distribution Date.

Optional Call: If the aggregate principal balance of the mortgage loans after giving effect to distributions to be made on that Distribution Date falls below 10% of the original principal balance thereof, the holders of the call rights may terminate the trust on that Distribution Date. (the "Clean-up Call Date").

Mortgage Loans: The mortgage pool will consist of one- to two-family, fixed and adjustable rate mortgage loans secured by first liens on fee simple or leasehold interests on residential mortgage properties. The statistical pool of the mortgage loans described herein has an approximate aggregate principal balance of approximately $463,622,686 as of the Statistical Cut-off Date. At closing, the mortgage loans will have an aggregate principal balance of approximately $500,000,000 as of the Cut-off Date.

Representations and

Warranties: RFC will make a representation and warranty that each mortgaged property is free of damage and in good repair as of the closing date.  In the event that a mortgaged property is damaged as of the closing date and that damage materially adversely affects the value of the mortgaged property or of the interest of the certificateholders in the related mortgaged loan, RFC will be required to repurchase the related mortgage loan from the trust.

Credit Enhancement:

A. Subordination.

Credit enhancement for the Class A Certificates will include the subordination of the Class M Certificates. Credit enhancement for any Class M Certificates will include the Class M Certificates with a lower priority.

Class Initial

Subordination (1) Stepdown Date Subordination

A 21.55% 43.10%

M-1 17.75% 35.50%

M-2 14.30% 28.60%

M-3 12.35% 24.70%

M-4 10.55% 21.10%

M-5 8.80% 17.60%

M-6 7.15% 14.30%

M-7 5.60% 11.20%

M-8 4.25% 8.50%

M-9 3.25% 6.50%

(1) Includes the initial overcollateralization requirement as described herein.

B. Overcollateralization ("OC")

Initial (% Orig) 3.25%

OC Target (% Orig) 3.25%

Stepdown OC Target (% Current) 6.50%

OC Floor (% Orig) 0.50%

C. Excess Cashflow.
Initially equal to approximately 329 bps per annum. For any Distribution Date, the sum of (i) the excess of the available distribution amount over the sum of (a) the interest distribution amount for the certificates and (b) the principal remittance amount, (ii) any overcollateralization reduction amount, and (iii) any amounts received by the trust under the yield maintenance agreement for that Distribution Date. Excess Cash Flow may be used to protect the Class A Certificates and Class M Certificates against realized losses by making an additional payment of principal to cover the amount of the realized losses.

D. Yield Maintenance Agreement

The holders of the Offered Certificates may benefit from a series of interest rate cap payments pursuant to a yield maintenance agreement. Amounts received by the trust under the yield maintenance agreement will be distributed as a part of Excess Cash Flow, as further described above. The yield maintenance agreement will terminate after the Distribution Date in February 2011.

Required Overcollateralization

Amount: For any Distribution Date (i) prior to the Stepdown Date, an amount equal to 3.25% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date, (ii) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (x) 6.50% of the then current aggregate outstanding principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the Overcollateralization Floor or (iii) on or after the Stepdown Date if a Trigger Event is in effect, the Required Overcollateralization Amount for the immediately preceding Distribution Date. The Required Overcollateralization Amount will be fully funded on the Closing Date.

Overcollateralization Floor: An amount equal to 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date, or approximately $2,500,000.

Excess Overcollateralization

Amount: With respect to any Distribution Date, the excess, if any, of the Overcollateralization Amount on that Distribution Date over the Required Overcollateralization Amount on that Distribution Date.

Overcollateralization Amount: With respect to any Distribution Date, the excess, if any, of (a) the aggregate stated principal balance of the Mortgage Loans before giving effect to distributions of principal to be made on that Distribution Date, over (b) the aggregate certificate principal balance of the Class A and Class M Certificates before taking into account distributions of principal to be made on that Distribution Date.

Overcollateralization Increase

Amount: With respect to any Distribution Date, an amount equal to the lesser of (i) the Excess Cashflow for that Distribution Date (to the extent not used to cover losses) and (ii) the excess, if any, of (x) the Required Overcollateralization Amount for that Distribution Date over (y) the Overcollateralization Amount for that Distribution Date.

Overcollateralization Reduction

Amount: With respect to any Distribution Date for which the Excess Overcollateralization Amount is, or would be, after taking into account all other distributions to be made on that Distribution Date, greater than zero, an amount equal to the lesser of
(i) the Excess Overcollateralization Amount for that Distribution Date, and (ii) the Principal Remittance Amount for that Distribution Date.

Stepdown Date: The earlier to occur of (i) the Distribution Date immediately succeeding the Distribution Date on which the aggregate certificate principal balance of the Class A Certificates has been reduced to zero or (ii) the later to occur of (x) the Distribution Date in March 2009 and (y) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to 43.10%.

Senior Enhancement

Percentage: On any Distribution Date, the Senior Enhancement Percentage will be equal to a fraction, the numerator of which is the sum of (x) the aggregate certificate principal balance of the Class M Certificates immediately prior to that Distribution Date and (y) the Overcollateralization Amount immediately prior to that Distribution Date, and the denominator of which is the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date.

Trigger Event: A Trigger Event is in effect on any Distribution Date on or after the Stepdown Date if either (i) the three-month average of the Sixty-Plus Delinquency Percentage equals or exceeds [25.00]% of the Senior Enhancement Percentage for that Distribution Date or (ii) on or after the Distribution Date in March 2008 the cumulative realized losses on the Mortgage Loans as a percentage of the initial aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceed the following amounts:

Distribution Dates
25 - 36	[1.45]% in the first month plus an additional 1/12th of [1.85]% for each month thereafter
37 - 48	[3.30]% for the first month, plus an additional 1/12th of [1.70]% for every subsequent month;
49 - 60	[5.00]% for the first month, plus an additional 1/12th of [1.25]% for every subsequent month;
61 and thereafter	[6.25]%

Sixty-Plus Delinquency

Percentage: With respect to any Distribution Date on or after the Stepdown Date, the arithmetic average, for each of the three Distribution Dates ending with such Distribution Date, of the fraction, expressed as a percentage, equal to (x) the aggregate stated principal balance of the Mortgage Loans that are 60 or more days delinquent in payment of principal and interest for that Distribution Date, including mortgaged loans in foreclosure and REO, over (y) the aggregate stated principal balance of all of the Mortgage Loans immediately preceding that Distribution Date.

Interest Payments: On each Distribution Date holders of the certificates will be entitled to receive the interest that has accrued on the certificates at the related pass-through rate during the related Accrual Period, and any interest due on a prior Distribution Date that was not paid.

Accrual Period: The Offered Certificates will be entitled to interest accrued, with respect to any Distribution Date, from and including the preceding Distribution Date (or from and including the Closing Date in the case of the first Distribution Date) to and including the day prior to the then-current Distribution Date calculated on an actual/360-day basis.

Net Mortgage Rate: With respect to any Mortgage Loan, the per annum mortgage rate thereon minus the per annum rates at which the master servicing and subservicing fees are paid.

Net WAC Cap Rate: For any Distribution Date, a per annum rate equal to the weighted average of the Net Mortgage Rates of the Mortgage Loans using the Net Mortgage Rates in effect for the scheduled payments due on such Mortgage Loans during the related due period, multiplied by a fraction equal to 30 divided by the actual number of days in the related Interest Accrual Period.

Basis Risk Shortfall: With respect to any class of Class A and Class M Certificates and any Distribution Date on which the Net WAC Cap Rate is used to determine the pass-through rate for that class of certificates, an amount equal to the excess of (i) accrued certificate interest for that class calculated at a rate equal to the lesser of (a) One-Month LIBOR plus the related Margin and (b) 14.00%, over (ii) accrued certificate interest for that class calculated using the Net WAC Cap Rate; plus any unpaid Basis Risk Shortfall from prior Distribution Dates, plus interest thereon to the extent not previously paid from Excess Cash Flow, at a rate equal to the related pass-through rate for such Distribution Date.

Prepayment Interest

Shortfall: With respect to any Distribution Date, the aggregate shortfall, if any, in collections of interest resulting from mortgagor prepayments on the Mortgage Loans during the preceding calendar month. These shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the outstanding principal balance of the Mortgage Loans as of the due date immediately preceding the date of prepayment. No assurance can be given that the amounts available to cover Prepayment Interest Shortfalls will be sufficient therefor. Any Prepayment Interest Shortfalls not covered by Eligible Master Servicing Compensation or Excess Cash Flow and allocated to a class of offered certificates will accrue interest at the then applicable pass-through rate on that class of offered certificates.

Relief Act Shortfalls: With respect to any Distribution Date, the shortfall, if any, in collections of interest resulting from the Servicemembers Civil Relief Act or similar legislation or regulation. Relief Act Shortfalls will be covered by available Excess Cashflow in the current period only as described under "Excess Cashflow Distributions." Any Relief Act Shortfalls allocated to the Offered Certificates for the current period not covered by Excess Cash Flow will remain unpaid. Relief Act Shortfalls will be allocated on a pro rata basis among the certificates.

Allocation of Losses: Realized losses on the mortgage loans will be allocated as follows:

  to Excess Cashflow;

  by a reduction in the Overcollateralization Amount until reduced to zero;

  to the Class M-9 Certificates until the certificate principal balance thereof has been reduced to zero;

  to the Class M-8 Certificates until the certificate principal balance thereof has been reduced to zero;

  to the Class M-7 Certificates until the certificate principal balance thereof has been reduced to zero;

  to the Class M-6 Certificates until the certificate principal balance thereof has been reduced to zero;

  to the Class M-5 Certificates until the certificate principal balance thereof has been reduced to zero;

  to the Class M-4 Certificates until the certificate principal balance thereof has been reduced to zero;

  to the Class M-3 Certificates until the certificate principal balance thereof has been reduced to zero;

  to the Class M-2 Certificates until the certificate principal balance thereof has been reduced to zero;

  to the Class M-1 Certificates until the certificate principal balance thereof has been reduced to zero; and

  to the Class A Certificates, on a pro rata basis based on their respective Certificate Principal Balances.

Step-up Coupon: The margins on the Class M Certificates will increase by a 1.5x multiple of the original margin on the second Distribution Date following the first possible Clean-Up Call Date. The margin on the Class A Certificates will increase to 2x the original margin on the second Distribution Date following the first possible Clean-up Call Date.

Principal Payments: The Class A Principal Distribution Amount, with respect to the Class A Certificates, will be distributed to the Class A-1, Class A-2 and Class A-3 Certificates, sequentially, in that order, in each case, until their respective Certificate Principal Balances have been reduced to zero.

The Class M Certificates will be subordinate to the Class A Certificates, and will not receive any principal payments until on or after the Stepdown Date, or if a Trigger Event is in effect, unless the aggregate certificate principal balance of the Class A Certificates have been reduced to zero.

On or after the Stepdown Date and if a Trigger Event is not in effect, or if the aggregate certificate principal balance of the Class A Certificates has been reduced to zero, the remaining principal distribution amount will be distributed in the following order of priority: to the Class M-1 Certificates, the Class M-1 Principal Distribution Amount, to the Class M-2 Certificates, the Class M-2 Principal Distribution Amount, to the Class M-3 Certificates, the Class M-3 Principal Distribution Amount, to the Class M-4 Certificates, the Class M-4 Principal Distribution Amount, to the Class M-5 Certificates, the Class M-5 Principal Distribution Amount, to the Class M-6 Certificates, the Class M-6 Principal Distribution Amount, to the Class M-7 Certificates, the Class M-7 Principal Distribution Amount, to the Class M-8 Certificates, the Class M-8 Principal Distribution Amount, and to the Class M-9 Certificates, the Class M-9 Principal Distribution Amount, in each case until the certificate principal balance thereof has been reduced to zero.

Principal Distribution

Amount: For any Distribution Date, the lesser of (a) the excess of (x) the available distribution amount, plus with respect to clauses (iii) and (iv) below, amounts received by the trustee under the Yield Maintenance Agreement, over (y) the interest distribution amount and (b) the sum of the following amounts:

    the Principal Remittance Amount for the Mortgage Loans,

    the lesser of (a) subsequent recoveries for that Distribution Date and (b) the principal portion of any realized losses allocated to any class of Class A and Class M Certificates on a prior Distribution Date and remaining unpaid;

    the lesser of (a) the Excess Cash Flow for that Distribution Date, to the extent not used in the clause (ii) above on such Distribution Date, and (b) the principal portion of any realized losses incurred, or deemed to have been incurred, on any Mortgage Loans in the calendar month preceding that Distribution Date to the extent covered by Excess Cash Flow for that Distribution Date; and

    the lesser of (a) the Excess Cash Flow for that Distribution Date, to the extent not used pursuant to the clause (ii) and clause (iii) above on such Distribution Date, and (b) the amount of any Overcollateralization Increase Amount for that Distribution Date;

    minus

    the amount of any Overcollateralization Reduction Amount for that Distribution Date; and

    certain other amounts with respect to servicing modifications as set forth in the pooling and servicing agreement.

In no event will the Principal Distribution Amount on any Distribution Date be less than zero or greater than the outstanding aggregate certificate balance of the Class A and Class M Certificates.

Principal Remittance

Amount: For any Distribution Date, the sum of the following amounts: (i) the principal portion of all scheduled monthly payments on the Mortgage Loans received or advanced with respect to the related due period; (ii) the principal portion of all proceeds of the repurchase of the Mortgage Loans or, in the case of substitution, amounts representing a principal adjustment as required in the pooling and servicing agreement during the preceding calendar month; and (iii) the principal portion of all other unscheduled collections other than subsequent recoveries received on the related Mortgage Loans during the preceding calendar month including, without limitation, full and partial principal prepayments made by the respective mortgagors, to the extent not distributed in the month.

Class A Principal

Distribution Amount: With respect to any Distribution Date:

    prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the Principal Distribution Amount for that Distribution Date, or on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of: (i) the Principal Distribution Amount for that Distribution Date; and (ii) the excess of (a) the aggregate certificate principal balance of the Class A Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1) 56.90% and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

Class M-1 Principal

Distribution Amount: With respect to any Distribution Date:

    prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, or

    on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of: (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount; and (ii) the excess of (a) the sum of (1) the aggregate certificate principal balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount) and (2) the certificate principal balance of the Class M-1 Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1) 64.50% and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

Class M-2 Principal

Distribution Amount: With respect to any Distribution Date:

    prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount and Class M-1 Principal Distribution Amount, or

    on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of: (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount and Class M-1 Principal Distribution Amount; and (ii) the excess of (a) the sum of (1) the aggregate certificate principal balance of the Class A and Class M-1 Certificates (after taking into account the payment of the Class A Principal Distribution Amount and Class M-1 Principal Distribution Amount for that Distribution Date) and (2) the certificate principal balance of the Class M-2 Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1) 71.40% and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

Class M-3 Principal

Distribution Amount: With respect to any Distribution Date:

    prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, and Class M-2 Principal Distribution Amount, or

    on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of: (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the Class M-2 Principal Distribution Amount; and (ii) the excess of (a) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1 and Class M-2 Certificates (after taking into account the payment of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the Class M-2 Principal Distribution Amount for that Distribution Date) and (2) the certificate principal balance of the Class M-3 Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1) 75.30% and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

Class M-4 Principal

Distribution Amount: With respect to any Distribution Date:

    prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount and Class M-3 Principal Distribution Amount, or

    on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of: (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount and the Class M-3 Principal Distribution Amount; and (ii) the excess of (a) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount and the Class M-3 Principal Distribution Amount for that Distribution Date) and (2) the certificate principal balance of the Class M-4 Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1) 78.90% and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

Class M-5 Principal

Distribution Amount: With respect to any Distribution Date:

    prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount and Class M-4 Principal Distribution Amount, or

    on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of: (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount and the Class M-4 Principal Distribution Amount; and (ii) the excess of (a) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates (after taking into account the payment of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount and the Class M-4 Principal Distribution Amount for that Distribution Date) and (2) the certificate principal balance of the Class M-5 Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1) 82.40% and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

Class M-6 Principal

Distribution Amount: With respect to any Distribution Date:

    prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount and Class M-5 Principal Distribution Amount, or

    on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of: (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount and the Class M-5 Principal Distribution Amount; and (ii) the excess of (a) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates (after taking into account the payment of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount and the Class M-5 Principal Distribution Amount for that Distribution Date) and (2) the certificate principal balance of the Class M-6 Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1) 85.70% and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

Class M-7 Principal

Distribution Amount: With respect to any Distribution Date:

    prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount and Class M-6 Principal Distribution Amount, or

    on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of: (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount and the Class M-6 Principal Distribution Amount; and (ii) the excess of (a) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates (after taking into account the payment of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount and the Class M-6 Principal Distribution Amount for that Distribution Date) and (2) the certificate principal balance of the Class M-7 Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1) 88.80% and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

Class M-8 Principal

Distribution Amount: With respect to any Distribution Date:

    prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount and Class M-7 Principal Distribution Amount, or

    on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of: (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount and Class M-7 Principal Distribution Amount; and (ii) the excess of (a) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates (after taking into account the payment of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount and the Class M-7 Principal Distribution Amount for that Distribution Date) and (2) the certificate principal balance of the Class M-8 Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1) 91.50% and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

Class M-9 Principal

Distribution Amount: With respect to any Distribution Date:

    prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount, Class M-7 Principal Distribution Amount and Class M-8 Principal Distribution Amount, or

    on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of: (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount, Class M-7 Principal Distribution Amount and Class M-8 Principal Distribution Amount; and (ii) the excess of (a) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates (after taking into account the payment of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount, Class M-7 Principal Distribution Amount and the Class M-8 Principal Distribution Amount for that Distribution Date) and (2) the certificate principal balance of the Class M-9 Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1) 93.50% and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

Interest Distributions: On each Distribution Date, accrued and unpaid interest (less prepayment interestshortfalls not covered by compensating interest and Relief Act Shortfalls) will be paid to the holders of Class A and Class M Certificates to the extent of the available distribution amount (after payment of the master servicing and sub-servicing fees) in the following order of priority:

  To the Class A Certificates, pro rata;

  To the Class M-1 Certificates;

  To the Class M-2 Certificates;

  To the Class M-3 Certificates;

  To the Class M-4 Certificates;

  To the Class M-5 Certificates;

  To the Class M-6 Certificates;

  To the Class M-7 Certificates;

  To the Class M-8 Certificates; and

  To the Class M-9 Certificates.

Excess Cashflow

Distributions: On each Distribution Date, the Excess Cashflow will be distributed among the Certificates in the following order of priority:

    As part of the Principal Distribution Amount to pay to holders of the class or classes of certificates then entitled to receive distributions in respect of principal (as described above), the principal portion of realized losses previously allocated to reduce the certificate principal balance of any Class A and Class M Certificates and remaining unreimbursed, but only to the extent of subsequent recoveries;

    As part of the Principal Distribution Amount, to pay to the holders of the Class A and Class M Certificates in reduction of their certificate principal balances, the principal portion of realized losses incurred on the Mortgage Loans for the preceding calendar month;

    As part of the Principal Distribution Amount to pay any Overcollateralization Increase Amount to the class or classes of certificates then entitled to receive distributions in respect of principal;

    To pay the holders of the Class A and Class M Certificates, pro rata, based on Prepayment Interest Shortfalls allocated thereto, the amount of any Prepayment Interest Shortfalls allocated thereto for that Distribution Date, to the extent not covered by Eligible Master Servicing Compensation on that Distribution Date;

    To pay the holders of the Class A and Class M Certificates, pro rata, based on unpaid Prepayment Interest Shortfalls previously allocated thereto, any Prepayment Interest Shortfalls remaining unpaid from prior Distribution Dates together with interest thereon;

    To the holders of the Class A Certificates, pro rata, then to the holders of the Class M Certificates, in order of priority, any Basis Risk Shortfalls allocated thereto that remains unpaid as of the Distribution Date;

    To pay the holders of the Class A and Class M Certificates, pro rata, based on Relief Act Shortfalls allocated thereto on that Distribution Date, the amount of any Relief Act Shortfalls occurring in the current Accrual Period;

    To pay the holders of the Class A Certificates, pro rata, then to the holders of the Class M Certificates, in order of priority, the principal portion of any realized losses previously allocated thereto that remain unreimbursed; and

    To pay the holders of the Class SB Certificates any balance remaining in accordance with the terms of the pooling and servicing agreement.

Yield Maintenance Agreement

On the Closing Date, the Trustee will enter into a Yield Maintenance Agreement with [TBD] (the "Counterparty") for the benefit of the Class A and Class M Certificates. On each Distribution Date, payments under the Yield Maintenance Agreement will be made based on an amount equal to the lesser of (a) the notional amount set forth in the table below and (b) the outstanding aggregate certificate principal of the Class A and Class M Certificates immediately preceding that Distribution Date. In exchange for a fixed payment on the Closing Date, the Counterparty will be obligated to make monthly payments to the Trustee when one-month LIBOR exceeds the strike rate of 4.58% beginning with the Distribution Date in March 2006. The Yield Maintenance Agreement will terminate after the Distribution Date in February 2011.

Yield Maintenance Agreement Schedule
Period	Distribution Date	Notional Balance	Period	Distribution Date	Notional Balance
1	02/27/2006	483,750,000.00	31	08/25/2008	166,498,912.61
2	03/25/2006	477,832,412.42	32	09/25/2008	159,757,638.33
3	04/25/2006	470,651,249.82	33	10/25/2008	153,266,162.30
4	05/25/2006	462,219,311.60	34	11/25/2008	147,015,121.26
5	06/25/2006	452,558,855.63	35	12/25/2008	140,997,015.31
6	07/25/2006	441,701,809.09	36	01/25/2009	135,209,794.69
7	08/25/2006	429,689,878.54	37	02/25/2009	129,636,511.69
8	09/25/2006	416,578,145.58	38	03/25/2009	129,636,511.69
9	10/25/2006	402,428,167.54	39	04/25/2009	126,552,501.81
10	11/25/2006	387,343,858.89	40	05/25/2009	121,898,096.38
11	12/25/2006	372,356,853.71	41	06/25/2009	117,415,675.69
12	01/25/2007	357,928,882.18	42	07/25/2009	113,098,804.15
13	02/25/2007	344,038,994.54	43	08/25/2009	108,941,338.31
14	03/25/2007	330,667,034.54	44	09/25/2009	104,937,363.77
15	04/25/2007	317,793,604.05	45	10/25/2009	101,081,186.64
16	05/25/2007	305,400,034.48	46	11/25/2009	97,367,325.22
17	06/25/2007	293,468,359.21	47	12/25/2009	93,790,502.15
18	07/25/2007	281,981,287.08	48	01/25/2010	90,345,636.65
19	08/25/2007	270,922,176.96	49	02/25/2010	87,027,837.24
20	09/25/2007	260,274,947.00	50	03/25/2010	83,832,394.65
21	10/25/2007	250,024,253.17	51	04/25/2010	80,754,774.96
22	11/25/2007	240,155,752.19	52	05/25/2010	77,790,613.07
23	12/25/2007	230,677,475.66	53	06/25/2010	74,935,706.39
24	01/25/2008	221,553,407.12	54	07/25/2010	72,186,008.74
25	02/25/2008	212,768,013.95	55	08/25/2010	69,537,624.52
26	03/25/2008	204,308,666.20	56	09/25/2010	66,986,803.08
27	04/25/2008	196,163,207.02	57	10/25/2010	64,529,936.38
28	05/25/2008	188,320,033.28	58	11/25/2010	62,163,544.27
29	06/25/2008	180,769,877.85	59	12/25/2010	59,881,468.13
30	07/25/2008	173,499,646.74	60	01/25/2011	57,683,419.41

Greenwich Capital Markets, Inc Contacts

CONTACTS
Greenwich Capital Markets, Inc.
Mortgage Trading/Syndicate
Ron Weibye	(203) 625-6160
Peter McMullin	(203) 625-6160	peter.mcmullin@gcm.com

Asset-Backed Finance
Adam Smith	(203) 618-2271	adam.smith@gcm.com
Michael McKeever	(203) 618-2237	mckeevm@gcm.com

Rating Agency Contacts
	name	phone extension
Moody's:	Tim Gildner	(212) 553-2919
S&P:	Jerry Xie	(212) 438-3019

GMAC RFC (Graphic Omitted)

Free Writing Prospectus- Computational Materials Part II of II

$483,750,000 (Approximate)

Mortgage Asset-Backed Pass-Through Certificates,

Series 2006-RZ1

Residential Asset Mortgage Products, Inc.

Depositor

RAMP Series 2006-RZ1 Trust

Issuing Entity

Residential Funding Corporation

Master Servicer and Sponsor

February 14, 2006

RBS Greenwich Capital (Graphic Omitted)

DISCLAIMERS AND FREE WRITING PROSPECTUS LEGEND

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SECURITIES AND EXCHANGE COMMISSION (THE SEC) FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THE OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-800-422-2006 OR VIA EMAIL AT RBSGC.COM.

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the Certificates, supersedes any information contained in any prior similar materials relating to the Certificates. The information in this free writing prospectus is preliminary, and is subject to completion or change. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Certificates, until we have accepted your offer to purchase Certificates.

The Certificates referred to in these materials are being sold when, as and if issued. The issuing entity is not obligated to issue such Certificates or any similar security and the underwriter's obligation to deliver such Certificates is subject to the terms and conditions of the underwriting agreement with the issuing entity and the availability of such Certificates when, as and if issued by the issuing entity. You are advised that the terms of the Certificates, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of Certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that Certificates may not be issued that have the characteristics described in these materials. The underwriter's obligation to sell such Certificates to you is conditioned on the mortgage loans and Certificates having the characteristics described in these materials. If, for any reason the issuing entity does not deliver such Certificates, the underwriter will notify you, and neither the Issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the Certificates which you have committed to purchase, and none of the issuing entity nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

The mortgage pool information in this free writing prospectus was derived from a preliminary pool of mortgage loans which is not representative of the mortgage loans that will comprise the final mortgage loan pool. The preliminary pool of mortgage loans represents only a portion of the final mortgage loan pool and mortgage loans that are included in the preliminary mortgage loan pool may be removed from the final mortgage loan pool. It is expected that the characteristics of the final mortgage loan pool will differ, and may differ materially, from the characteristics of the preliminary pool of mortgage loans set forth below. Although the characteristics of the final mortgage loan pool are expected to be similar to the characteristics of the preliminary pool contained in this free writing prospectus, they are not expected to conform in all material respects.

Net WAC Cap Schedule

Month	Net WAC Cap1 (%)	Net WAC Cap2 (%)	Month	Net WAC Cap1 (%)	Net WAC Cap2 (%)
1	8.505	14.000	43	8.815	14.000
2	7.133	14.000	44	9.106	14.000
3	7.371	14.000	45	8.811	14.000
4	7.133	14.000	46	9.102	14.000
5	7.375	14.000	47	8.806	14.000
6	7.137	14.000	48	8.804	14.000
7	7.137	14.000	49	9.745	14.000
8	7.375	14.000	50	8.800	14.000
9	7.137	14.000	51	9.091	14.000
10	7.375	14.000	52	8.795	14.000
11	7.137	14.000	53	9.086	14.000
12	7.138	14.000	54	8.791	14.000
13	7.903	14.000	55	8.789	14.000
14	7.138	14.000	56	9.080	14.000
15	7.376	14.000	57	8.785	14.000
16	7.139	14.000	58	9.122	14.000
17	7.377	14.000	59	8.830	14.000
18	7.139	14.000	60	8.828	14.000
19	7.139	14.000	61	9.771	12.439
20	7.377	14.000	62	8.824	11.230
21	7.175	14.000	63	9.115	11.598
22	8.390	14.000	64	8.819	11.218
23	8.185	14.000	65	9.110	11.586
24	8.184	14.000	66	8.814	11.206
25	8.747	14.000	67	8.812	11.200
26	8.181	14.000	68	9.103	11.568
27	8.465	14.000	69	8.807	11.189
28	8.365	14.000	70	9.098	11.556
29	8.642	14.000	71	8.802	11.177
30	8.362	14.000	72	8.800	11.171
31	8.361	14.000	73	9.404	11.935
32	8.638	14.000	74	8.795	11.160
33	8.360	14.000	75	9.086	11.526
34	8.761	14.000	76	8.790	11.148
35	8.817	14.000	77 7878	9.081	11.513
36	8.815	14.000	78	8.785	11.136
37	9.757	14.000	79	8.783	11.130
38	8.811	14.000	80	9.073	11.495
39	9.102	14.000	81	8.778	11.119
40	8.821	14.000	82	9.069	11.485
41	9.113	14.000	83	8.774	11.108
42	8.817	14.000	84	8.771	11.102

(1) Assumes 1-month LIBOR remains constant at 4.57%, 6-month LIBOR remains constant at 4.91%, 1-year LIBOR remains constant at 5.079% and 1-year CMT remains constant at 4.66% and run at the Pricing Speed to call. Assumes payments are received from the related Yield Maintenance Agreement.

(2) Assumes 1-month LIBOR, 6-month LIBOR, 1-year LIBOR and 1-year CMT instantaneously increase to a level beyond the highest maximum obtainable rate on the mortgage loans and run at the Pricing Speed to call. Assumes payments are received from the related Yield Maintenance Agreement.

Class A Sensitivity Table (To Call)1
	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
A-1
WAL (years)	14.27	1.81	1.27	1.00	0.83	0.72
Mod Duration	9.76	1.67	1.20	0.95	0.80	0.69
Principal Window (month)	1 - 260	1 - 44	1 - 30	1 - 23	1 - 18	1 - 15
Principal Months	260	44	30	23	18	15
A-2
WAL (years)	24.82	6.26	4.21	3.00	2.13	1.76
Mod Duration	14.06	5.21	3.68	2.71	1.97	1.65
Principal Window (month)	260 - 337	44 - 130	30 - 87	23 - 64	18 - 35	15 - 28
Principal Months	78	87	58	42	18	14
A-3
WAL (years)	28.72	13.26	8.92	6.61	4.78	2.66
Mod Duration	14.97	9.49	7.04	5.50	4.14	2.43
Principal Window (month)	337 - 347	130 - 168	87 - 113	64 - 84	35 - 65	28 - 36
Principal Months	11	39	27	21	31	9

Class A Sensitivity Table (To Maturity)1
	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
A-1
WAL (years)	14.27	1.81	1.27	1.00	0.83	0.72
Mod Duration	9.76	1.67	1.20	0.95	0.80	0.69
Principal Window (month)	1 - 260	1 - 44	1 - 30	1 - 23	1 - 18	1 - 15
Principal Months	260	44	30	23	18	15
A-2
WAL (years)	24.82	6.26	4.21	3.00	2.13	1.76
Mod Duration	14.06	5.21	3.68	2.71	1.97	1.65
Principal Window (month)	260 - 337	44 - 130	30 - 87	23 - 64	18 - 35	15 - 28
Principal Months	78	87	58	42	18	14
A-3
WAL (years)	28.99	15.84	10.96	8.12	5.98	2.66
Mod Duration	15.03	10.56	8.13	6.44	4.96	2.43
Principal Window (month)	337 - 357	130 - 319	87 - 245	64 - 186	35 - 145	28 - 36
Principal Months	21	190	159	123	111	9

(1) Assumes 1-month LIBOR remains constant at 4.57%, 6-month LIBOR remains constant at 4.91%, 1-year LIBOR remains constant at 5.079% and 1-year CMT remains constant at 4.66% and run at the Pricing Speed with no losses and trigger is not in effect.

Class M Sensitivity Table (To Call)1

	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
M-1
WAL (years)	26.83	9.29	6.24	4.89	4.68	4.30
Mod Duration	14.32	7.08	5.14	4.20	4.07	3.78
Principal Window (month)	279 - 347	55 - 168	37 - 113	43 - 84	50 - 65	36 - 53
Principal Months	69	114	77	42	16	18
M-2
WAL (years)	26.83	9.29	6.24	4.83	4.37	4.41
Mod Duration	14.29	7.07	5.13	4.15	3.82	3.86
Principal Window (month)	279 - 347	55 - 168	37 - 113	41 - 84	45 - 65	53 - 53
Principal Months	69	114	77	44	21	1
M-3
WAL (years)	26.83	9.29	6.24	4.80	4.22	4.27
Mod Duration	14.24	7.06	5.13	4.12	3.70	3.75
Principal Window (month)	279 - 347	55 - 168	37 - 113	40 - 84	44 - 65	49 - 53
Principal Months	69	114	77	45	22	5
M-4
WAL (years)	26.83	9.29	6.24	4.78	4.14	4.05
Mod Duration	14.03	7.01	5.10	4.08	3.62	3.56
Principal Window (month)	279 - 347	55 - 168	37 - 113	39 - 84	42 - 65	46 - 53
Principal Months	69	114	77	46	24	8
M-5
WAL (years)	26.83	9.29	6.24	4.76	4.08	3.89
Mod Duration	13.98	7.00	5.10	4.07	3.57	3.43
Principal Window (month)	279 - 347	55 - 168	37 - 113	39 - 84	41 - 65	44 - 53
Principal Months	69	114	77	46	25	10
M-6
WAL (years)	26.83	9.29	6.24	4.75	4.04	3.77
Mod Duration	13.87	6.97	5.08	4.05	3.53	3.33
Principal Window (month)	279 - 347	55 - 168	37 - 113	38 - 84	40 - 65	42 - 53
Principal Months	69	114	77	47	26	12
M-7
WAL (years)	26.83	9.29	6.24	4.74	4.00	3.69
Mod Duration	12.77	6.70	4.94	3.95	3.43	3.21
Principal Window (month)	279 - 347	55 - 168	37 - 113	38 - 84	39 - 65	40 - 53
Principal Months	69	114	77	47	27	14
M-8
WAL (years)	26.83	9.29	6.24	4.74	3.97	3.61
Mod Duration	12.25	6.57	4.87	3.90	3.37	3.12
Principal Window (month)	279 - 347	55 - 168	37 - 113	37 - 84	38 - 65	39 - 53
Principal Months	69	114	77	48	28	15
M-9
WAL (years)	26.83	9.29	6.24	4.72	3.94	3.57
Mod Duration	11.53	6.38	4.76	3.82	3.30	3.04
Principal Window (month)	279 - 347	55 - 168	37 - 113	37 - 84	38 - 65	39 - 53
Principal Months	69	114	77	48	28	15

(1) Assumes 1-month LIBOR remains constant at 4.57%, 6-month LIBOR remains constant at 4.91%, 1-year LIBOR remains constant at 5.079% and 1-year CMT remains constant at 4.66% and run at the Pricing Speed with no losses and trigger is not in effect.

Class M Sensitivity Table (To Maturity)1

	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
M-1
WAL (years)	26.92	10.15	6.91	5.39	5.07	6.68
Mod Duration	14.34	7.43	5.50	4.51	4.34	5.49
Principal Window (month)	279 - 356	55 - 288	37 - 210	43 - 158	50 - 123	36 - 117
Principal Months	78	234	174	116	74	82
M-2
WAL (years)	26.92	10.13	6.89	5.31	4.75	5.09
Mod Duration	14.31	7.42	5.49	4.45	4.08	4.37
Principal Window (month)	279 - 356	55 - 280	37 - 202	41 - 151	45 - 118	53 - 95
Principal Months	78	226	166	111	74	43
M-3
WAL (years)	26.92	10.10	6.86	5.26	4.58	4.55
Mod Duration	14.26	7.40	5.47	4.41	3.95	3.96
Principal Window (month)	279 - 356	55 - 270	37 - 192	40 - 144	44 - 112	49 - 90
Principal Months	78	216	156	105	69	42
M-4
WAL (years)	26.92	10.08	6.84	5.22	4.49	4.32
Mod Duration	14.05	7.33	5.43	4.36	3.86	3.76
Principal Window (month)	279 - 356	55 - 262	37 - 186	39 - 139	42 - 108	46 - 87
Principal Months	78	208	150	101	67	42
M-5
WAL (years)	26.92	10.04	6.81	5.18	4.42	4.15
Mod Duration	14.00	7.31	5.41	4.33	3.80	3.62
Principal Window (month)	279 - 356	55 - 254	37 - 179	39 - 133	41 - 104	44 - 83
Principal Months	78	200	143	95	64	40
M-6
WAL (years)	26.91	9.99	6.77	5.14	4.34	4.01
Mod Duration	13.89	7.26	5.37	4.29	3.74	3.51
Principal Window (month)	279 - 356	55 - 244	37 - 171	38 - 127	40 - 99	42 - 79
Principal Months	78	190	135	90	60	38
M-7
WAL (years)	26.91	9.92	6.71	5.08	4.27	3.90
Mod Duration	12.78	6.94	5.18	4.16	3.61	3.35
Principal Window (month)	279 - 355	55 - 233	37 - 162	38 - 120	39 - 93	40 - 75
Principal Months	77	179	126	83	55	36
M-8
WAL (years)	26.90	9.80	6.62	5.01	4.19	3.78
Mod Duration	12.26	6.76	5.06	4.07	3.52	3.24
Principal Window (month)	279 - 354	55 - 218	37 - 151	37 - 112	38 - 87	39 - 70
Principal Months	76	164	115	76	50	32
M-9
WAL (years)	26.88	9.63	6.50	4.90	4.09	3.68
Mod Duration	11.54	6.50	4.89	3.93	3.40	3.12
Principal Window (month)	279 - 352	55 - 201	37 - 138	37 - 102	38 - 79	39 - 64
Principal Months	74	147	102	66	42	26

(1) Assumes 1-month LIBOR remains constant at 4.57%, 6-month LIBOR remains constant at 4.91%, 1-year LIBOR remains constant at 5.079% and 1-year CMT remains constant at 4.66% and run at the Pricing Speed with no losses and trigger is not in effect.

Forward Curves

Month	FWD 1 Month LIBOR (%)	FWD 6 Month LIBOR (%)	FWD 1 Year LIBOR (%)	FWD 1 Year CMT (%)	Month	FWD 1 Month LIBOR (%)	FWD 6 Month LIBOR (%)	FWD 1 Year LIBOR (%)	FWD 1 Year CMT (%)
1	4.570000	4.910000	5.079000	4.660000	43	4.956000	5.011000	5.126170	4.385523
2	4.732000	4.993000	5.121432	4.833474	44	4.960000	5.011000	5.131219	4.358981
3	4.862000	5.047000	5.147780	4.855094	45	4.962000	5.009000	5.136049	4.332835
4	4.922000	5.083000	5.167175	4.859781	46	4.962000	5.008000	5.140538	4.307495
5	5.002000	5.109000	5.176893	4.850454	47	4.959000	5.007000	5.144559	4.283392
6	5.072000	5.117000	5.182346	4.829227	48	4.954000	5.007000	5.147978	4.260975
7	5.056000	5.108000	5.178605	4.797142	49	4.951000	5.007000	5.150654	4.240715
8	5.047000	5.097000	5.179833	4.754909	50	4.953000	5.009000	5.152473	4.223029
9	5.075000	5.085000	5.177912	4.704664	51	4.955000	5.010000	5.153468	4.208068
10	5.077000	5.063000	5.172561	4.649163	52	4.956000	5.011000	5.153713	4.195904
11	5.049000	5.038000	5.172429	4.591401	53	4.957000	5.012000	5.153289	4.186606
12	5.016000	5.015000	5.170957	4.534608	54	4.959000	5.013000	5.152290	4.180234
13	4.995000	4.996000	5.168380	4.482254	55	4.960000	5.013000	5.150815	4.176846
14	4.977000	4.978000	5.164924	4.437563	56	4.960000	5.014000	5.148975	4.176426
15	4.945000	4.962000	5.160528	4.401950	57	4.961000	5.014000	5.146886	4.178697
16	4.927000	4.951000	5.155347	4.376207	58	4.961000	5.015000	5.144676	4.183284
17	4.918000	4.941000	5.149537	4.360954	59	4.962000	5.015000	5.142481	4.189782
18	4.900000	4.928000	5.143255	4.356636	60	4.961000	5.016000	5.140445	4.197750
19	4.890000	4.919000	5.136653	4.363525	61	4.962000	5.017000	5.138721	4.206713
20	4.886000	4.917000	5.129889	4.381456	62	4.963000	5.018000	5.137439	4.216250
21	4.878000	4.915000	5.123115	4.408934	63	4.964000	5.019000	5.136609	4.226259
22	4.868000	4.913000	5.116485	4.443724	64	4.965000	5.020000	5.136206	4.236717
23	4.843000	4.913000	5.110154	4.483081	65	4.966000	5.021000	5.136201	4.247606
24	4.847000	4.916000	5.104274	4.523754	66	4.967000	5.022000	5.136563	4.258904
25	4.879000	4.918000	5.098998	4.561982	67	4.968000	5.023000	5.137260	4.270591
26	4.873000	4.915000	5.094461	4.594229	68	4.969000	5.024000	5.138252	4.282647
27	4.868000	4.913000	5.090719	4.619597	69	4.970000	5.025000	5.139502	4.295051
28	4.864000	4.912000	5.087800	4.638002	70	4.971000	5.025000	5.140964	4.307784
29	4.861000	4.913000	5.085720	4.649496	71	4.972000	5.026000	5.142594	4.320824
30	4.860000	4.915000	5.084483	4.654264	72	4.972000	5.027000	5.144341	4.334151
31	4.860000	4.920000	5.084080	4.652624	73	4.973000	5.028000	5.146154	4.347744
32	4.861000	4.926000	5.084491	4.645034	74	4.974000	5.028000	5.147978	4.361584
33	4.864000	4.935000	5.085684	4.632100	75	4.975000	5.029000	5.149765	4.375650
34	4.869000	4.944000	5.087615	4.614565	76	4.975000	5.030000	5.151464	4.389921
35	4.876000	4.955000	5.090225	4.593310	77 7878	4.976000	5.030000	5.153024	4.404378
36	4.886000	4.966000	5.093449	4.569350	78	4.977000	5.031000	5.154390	4.418999
37	4.898000	4.977000	5.097204	4.543834	79	4.977000	5.031000	5.155506	4.433765
38	4.910000	4.987000	5.101403	4.517828	80	4.978000	5.032000	5.156314	4.448655
39	4.922000	4.996000	5.105968	4.491602	81	4.979000	5.033000	5.156754	4.463649
40	4.933000	5.003000	5.110818	4.465210	82	4.979000	5.033000	5.156761	4.478725
41	4.942000	5.008000	5.115865	4.438705	83	4.980000	5.034000	5.156273	4.493863
42	4.950000	5.011000	5.121016	4.412129	84	4.980000	5.034000	5.155221	4.509042

Excess Spread Table

Month	Static LIBOR[1] (%)	Fwd LIBOR[2] (%)	Month	Static LIBOR[1] (%)	Fwd LIBOR[2] (%)
1	3.293	3.293	43	4.207	4.132
2	2.509	2.499	44	4.365	4.290
3	2.665	2.654	45	4.207	4.125
4	2.507	2.497	46	4.364	4.286
5	2.668	2.655	47	4.203	4.135
6	2.510	2.496	48	4.200	4.131
7	2.509	2.493	49	4.670	4.613
8	2.665	2.644	50	4.193	4.120
9	2.507	2.483	51	4.348	4.277
10	2.662	2.633	52	4.186	4.110
11	2.504	2.473	53	4.341	4.266
12	2.502	2.469	54	4.180	4.098
13	2.973	2.936	55	4.176	4.092
14	2.499	2.462	56	4.332	4.249
15	2.655	2.615	57	4.170	4.081
16	2.496	2.457	58	4.371	4.290
17	2.652	2.608	59	4.214	4.126
18	2.493	2.450	60	4.211	4.120
19	2.491	2.447	61	4.682	4.401
20	2.647	2.599	62	4.203	3.884
21	2.523	2.476	63	4.358	4.050
22	3.655	3.605	64	4.196	3.877
23	3.563	3.513	65	4.350	4.043
24	3.563	3.511	66	4.189	3.868
25	3.879	3.824	67	4.187	3.865
26	3.565	3.504	68	4.343	4.032
27	3.736	3.676	69	4.182	3.858
28	3.759	3.696	70	4.338	4.028
29	3.918	3.856	71	4.177	3.853
30	3.761	3.696	72	4.175	3.851
31	3.763	3.695	73	4.490	4.189
32	3.921	3.854	74	4.170	3.843
33	3.767	3.695	75	4.326	4.011
34	4.049	3.988	76	4.165	3.839
35	4.246	4.180	77 7878	4.321	4.007
36	4.247	4.176	78	4.160	3.832
37	4.718	4.651	79	4.157	3.830
38	4.161	4.082	80	4.313	3.997
39	4.343	4.266	81	4.152	3.823
40	4.204	4.142	82	4.309	3.993
41	4.365	4.301	83	4.148	3.822
42	4.207	4.135	84	4.145	3.820

(1) Assumes 1-month LIBOR remains constant at 4.57%, 6-month LIBOR remains constant at 4.91%, 1-year LIBOR remains constant at 5.079% and 1-year CMT remains constant at 4.66% and run at the Pricing Speed to call. Assumes payments are received from the related Yield Maintenance Agreement.

(2) Assumes 1-month Forward LIBOR, 6-month Forward LIBOR, 1-year Forward LIBOR and 1-year Forward CMT and run at the Pricing Speed to call. Assumes payments are received from the related Yield Maintenance Agreement.

Break-Even Tables

	Static LIBOR[1]	Fwd LIBOR[2]
M-1
CDR Break[3] (%)	29.24 CDR	29.16 CDR
Coll Loss (%)	21.63%	21.60%
WAL (yrs)	6.50	6.50

M-2
CDR Break[3] (%)	23.07 CDR	22.98 CDR
Coll Loss (%)	18.72%	18.67%
WAL (yrs)	7.48	7.48

M-3
CDR Break[3] (%)	20.03 CDR	19.92 CDR
Coll Loss (%)	17.07%	17.00%
WAL (yrs)	8.95	8.96

M-4
CDR Break[3] (%)	17.44 CDR	17.32 CDR
Coll Loss (%)	15.52%	15.45%
WAL (yrs)	9.60	9.61

M-5
CDR Break[3] (%)	15.12 CDR	14.99 CDR
Coll Loss (%)	14.02%	13.93%
WAL (yrs)	10.16	10.18

M-6
CDR Break[3] (%)	13.05 CDR	12.91 CDR
Coll Loss (%)	12.57%	12.47%
WAL (yrs)	10.77	10.79

M-7
CDR Break[3] (%)	11.14 CDR	10.98 CDR
Coll Loss (%)	11.13%	11.00%
WAL (yrs)	11.34	11.37

M-8
CDR Break[3] (%)	9.62 CDR	9.47 CDR
Coll Loss (%)	9.90%	9.77%
WAL (yrs)	12.04	12.08

M-9
CDR Break[3] (%)	8.77 CDR	8.64 CDR
Coll Loss (%)	9.18%	9.07%
WAL (yrs)	12.95	12.99

(1) Assumes 1-month LIBOR remains constant at 4.57%, 6-month LIBOR remains constant at 4.91%, 1-year LIBOR remains constant at 5.079% and 1-year CMT remains constant at 4.66% and run at the pricing speed to maturity. Assumes principal and interest advancing, 40% severity rate with a 12 month lag and triggers are in effect at all times.

(2) Assumes 1-month Forward LIBOR, 6-month Forward LIBOR, 1-year Forward LIBOR and 1-year Forward CMT and run at the pricing speed to maturity. Assumes principal and interest advancing, 40% severity rate with a 12 month lag and triggers are in effect at all times.

(3) CDR Break means when bonds receive first principal dollar loss.

AGGREGATE MORTGAGE LOANS As of the Statistical Calculation Date
Summary	Total	Minimum	Maximum
Aggregate Outstanding Principal Balance	$463,622,686
Number of Loans	3,363
Average Current Loan Balance	$137,860	$27,634	$831,315
(1) Original Loan-to-Value Ratio (%)	100.46%	95.00%	107.00%
(1) Mortgage Rate (%)	7.794%	4.375%	11.800%
(1) Net Mortgage Rate (%)	7.371%	4.075%	11.250%
(1) Note Margin (%)	5.271%	2.000%	9.440%
(1) Maximum Mortgage Rate (%)	13.809%	7.625%	22.875%
(1) Minimum Mortgage Rate (%)	5.880%	2.000%	11.175%
(1) Term to Next Rate Adjustment Rate (months)	28 months	2 months	81 months
(1) Remaining Term to Stated Maturity (months)	355 months	171 months	360 months
(1) Debt-to-Income Ratio (%)	40.35%	5.00%	59.00%
(1) (2) Credit Score	699	553	817
(1) Weighted Average reflected in Total.
(2) 100.00% of the Aggregate Mortgage Loans have Credit Scores.
Percent of Cut-Off Date
Range	Principal Balance
Product Type	Adjustable Rate	75.58%
Fixed Rate	24.42%

Interest Only Mortgage Loans	13.88%
Balloon Mortgage Loans	2.18%

Lien	First	100.00%

Property Type	Condominium High Rise (more than 8 stories)	0.20%
Condominium Low Rise (less than 5 stories)	6.18%
Condominium Mid Rise (5 to 8 stories)	0.24%
Planned Unit Developments (attached)	3.14%
Planned Unit Developments (detached)	10.80%
Single Family	72.11%
Townhouse	1.40%
Two-Four Family Units	5.93%

Documentation Type	Full/Alternate Documentation	79.63%
No Income/No Asset Verification	0.17%
No Stated Income	6.11%
Reduced Documentation	14.09%

Geographic Distribution	Ohio	8.99%
Florida	8.01%
Michigan	6.31%
Virginia	5.86%
Illinois	5.71%

Number of States (including DC)	50

Largest Zip Code Concentration	0.48%

Loans with Prepayment Penalties	71.54%

Credit Score Distribution of the Aggregate Mortgage Loans
Range of Credit Scores	Number of Mortgage Loans	Principal Balance	Percentage of Aggregate Mortgage Loans	Average Principal Balance	Weighted Average Loan-to-Value Ratio
540 - 559	1	$95,102	0.02%	$95,102	106.00%
560 - 579	1	116,645	0.03	116,645	103.00
580 - 599	1	195,906	0.04	195,906	103.00
600 - 619	118	15,339,424	3.31	129,995	100.11
620 - 639	465	59,360,967	12.80	127,658	100.30
640 - 659	359	47,857,957	10.32	133,309	100.28
660 - 679	299	46,319,945	9.99	154,916	100.07
680 - 699	494	69,490,163	14.99	140,668	100.43
700 - 719	384	55,237,945	11.91	143,849	100.74
720 - 739	411	57,822,758	12.47	140,688	100.70
740 - 759	353	49,006,401	10.57	138,828	100.70
760 - 779	253	33,424,053	7.21	132,111	100.51
780 - 799	168	22,084,138	4.76	131,453	100.38
800 - 817	56	7,271,281	1.57	129,844	100.44
TOTAL:	3,363	$463,622,686	100.00%	$137,860	100.46%

Debt-to-Income Ratios of the Aggregate Mortgage Loans

Range of Debt-to-Income Ratios (%)	Number of Mortgage Loans	Principal Balance	Percentage of Aggregate Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio
Not Available	119	$29,176,726	6.29%	$245,183	713	99.88%
20.00 or less	86	9,876,448	2.13	114,842	722	99.89
20.01 - 25.00	163	17,777,447	3.83	109,064	704	100.25
25.01 - 30.00	267	29,311,859	6.32	109,782	701	100.22
30.01 - 35.00	428	54,362,858	11.73	127,016	704	100.70
35.01 - 40.00	633	83,856,656	18.09	132,475	708	101.06
40.01 - 45.00	771	107,360,475	23.16	139,248	698	100.56
45.01 - 50.00	773	111,355,398	24.02	144,056	689	100.16
50.01 - 55.00	118	19,945,667	4.30	169,031	661	100.02
55.01 and Greater	5	599,151	0.13	119,830	726	100.00
TOTAL:	3,363	$463,622,686	100.00%	$137,860		100.46%

Original Mortgage Loan Principal Balances of the Aggregate Mortgage Loans

Range of Original Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Principal Balance	Percentage of Aggregate Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio
100,000 or less	1,308	$97,299,703	20.99%	$74,388	697	100.28%
100,001 - 200,000	1,513	215,299,402	46.44	142,300	698	100.45
200,001 - 300,000	407	99,029,423	21.36	243,316	703	100.64
300,001 - 400,000	94	32,068,551	6.92	341,155	699	100.54
400,001 - 500,000	33	15,071,220	3.25	456,704	696	100.14
500,001 - 600,000	5	2,729,294	0.59	545,859	709	101.30
600,001 - 700,000	2	1,293,779	0.28	646,890	640	100.47
800,001 - 900,000	1	831,315	0.18	831,315	665	100.00
TOTAL:	3,363	$463,622,686	100.00%	$137,860	699	100.46%

Mortgage Rates of the Aggregate Mortgage Loans

Range of Mortgage Rates (%)	Number of Mortgage Loans	Principal Balance	Percentage of Aggregate Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio
4.000 - 4.499	1	$412,063	0.09%	$412,063	671	100.00%
5.000 - 5.499	2	418,209	0.09	209,104	716	101.30
5.500 - 5.999	13	1,985,816	0.43	152,755	715	100.80
6.000 - 6.499	73	13,676,956	2.95	187,356	730	101.64
6.500 - 6.999	393	66,136,494	14.27	168,286	722	100.92
7.000 - 7.499	459	73,599,407	15.87	160,347	705	100.45
7.500 - 7.999	1,047	141,499,407	30.52	135,147	707	100.32
8.000 - 8.499	565	73,405,157	15.83	129,921	690	100.38
8.500 - 8.999	480	56,656,351	12.22	118,034	673	100.22
9.000 - 9.499	182	20,748,619	4.48	114,003	660	100.22
9.500 - 9.999	109	10,983,431	2.37	100,765	650	100.17
10.000 - 10.499	24	2,769,067	0.60	115,378	646	100.35
10.500 - 10.999	9	1,007,421	0.22	111,936	675	100.14
11.000 - 11.499	5	270,339	0.06	54,068	638	100.00
11.500 - 11.999	1	53,951	0.01	53,951	621	100.00
TOTAL:	3,363	$463,622,686	100.00%	$137,860	699	100.46%

Net Mortgage Rates of the Aggregate Mortgage Loans
Range of Net Mortgage Rates (%)	Number of Mortgage Loans	Principal Balance	Percentage of Aggregate Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio
4.000 - 4.499	1	$412,063	0.09%	$412,063	671	100.00%
5.000 - 5.499	10	1,492,460	0.32	149,246	707	100.57
5.500 - 5.999	52	9,516,053	2.05	183,001	728	101.16
6.000 - 6.499	340	59,816,124	12.90	175,930	723	101.00
6.500 - 6.999	532	86,680,714	18.70	162,934	705	100.45
7.000 - 7.499	906	122,978,628	26.53	135,738	705	100.44
7.500 - 7.999	710	90,045,637	19.42	126,825	694	100.27
8.000 - 8.499	443	52,017,738	11.22	117,422	676	100.28
8.500 - 8.999	222	25,804,733	5.57	116,238	666	100.20
9.000 - 9.499	99	9,532,620	2.06	96,289	652	100.14
9.500 - 9.999	32	3,878,335	0.84	121,198	652	100.41
10.000 - 10.499	11	1,173,200	0.25	106,655	667	100.00
10.500 - 10.999	4	220,430	0.05	55,107	633	100.00
11.000 - 11.499	1	53,951	0.01	53,951	621	100.00
TOTAL:	3,363	$463,622,686	100.00%	$137,860	699	100.46%

Original Loan-to-Value Ratios of the Aggregate Mortgage Loans
Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Principal Balance	Percentage of Aggregate Mortgage Loans	Average Principal Balance	Weighted Average Credit Score
90.01 - 95.00	18	$2,089,606	0.45%	$116,089	770
95.01 - 100.00	2,926	397,493,320	85.74	135,849	698
100.01 - 101.00	11	1,779,141	0.38	161,740	679
101.01 - 102.00	61	10,371,394	2.24	170,023	667
102.01 - 103.00	178	24,577,461	5.30	138,076	691
103.01 - 104.00	36	5,012,243	1.08	139,229	698
104.01 - 105.00	15	2,279,983	0.49	151,999	727
105.01 - 106.00	14	2,823,340	0.61	201,667	743
106.01 - 107.00	104	17,196,199	3.71	165,348	728
TOTAL:	3,363	$463,622,686	100.00%	$137,860	699

Geographic Distribution of Mortgaged Properties of the Aggregate Mortgage Loans

State or Territory	Number of Mortgage Loans	Principal Balance	Percentage of Aggregate Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio
Alabama	50	$5,252,155	1.13%	$105,043	681	100.33%
Alaska	1	144,200	0.03	144,200	646	103.00
Arizona	42	9,089,150	1.96	216,408	698	100.90
Arkansas	35	4,157,020	0.90	118,772	694	100.52
California	23	7,381,036	1.59	320,915	713	100.81
Colorado	43	6,365,609	1.37	148,037	725	100.45
Connecticut	12	2,288,153	0.49	190,679	702	100.06
Delaware	10	1,748,272	0.38	174,827	699	103.39
District of Columbia	5	1,780,797	0.38	356,159	711	100.00
Florida	199	37,130,320	8.01	186,585	700	100.38
Georgia	189	26,189,645	5.65	138,570	697	100.11
Hawaii	2	639,804	0.14	319,902	789	101.81
Idaho	30	3,742,564	0.81	124,752	733	99.93
Illinois	174	26,488,242	5.71	152,231	708	100.46
Indiana	226	24,827,660	5.36	109,857	697	100.53
Iowa	40	4,137,144	0.89	103,429	672	99.86
Kansas	49	5,332,805	1.15	108,833	691	101.54
Kentucky	66	6,420,294	1.38	97,277	707	100.24
Louisiana	69	7,496,473	1.62	108,645	690	100.33
Maine	4	395,815	0.09	98,954	674	100.82
Maryland	66	16,174,364	3.49	245,066	697	101.09
Massachusetts	14	3,413,713	0.74	243,837	679	100.43
Michigan	237	29,248,667	6.31	123,412	699	100.50
Minnesota	66	11,868,294	2.56	179,823	690	99.92
Mississippi	33	3,461,715	0.75	104,900	676	100.51
Missouri	113	14,111,503	3.04	124,881	681	100.10
Montana	7	955,204	0.21	136,458	712	100.00
Nebraska	21	2,458,623	0.53	117,077	700	100.64
Nevada	8	1,739,278	0.38	217,410	724	99.94
New Hampshire	4	1,106,284	0.24	276,571	751	102.60
New Jersey	37	6,442,972	1.39	174,134	702	100.09
New Mexico	10	1,139,467	0.25	113,947	728	100.15
New York	35	4,779,330	1.03	136,552	687	100.26
North Carolina	133	15,443,911	3.33	116,120	698	100.13
North Dakota	3	209,125	0.05	69,708	715	100.35
Ohio	354	41,702,855	8.99	117,805	692	100.24
Oklahoma	48	4,404,300	0.95	91,756	708	100.92
Oregon	24	4,615,101	1.00	192,296	715	100.72
Pennsylvania	166	20,380,810	4.40	122,776	689	101.07
Rhode Island	2	409,387	0.09	204,694	733	100.00
South Carolina	91	10,426,823	2.25	114,580	694	100.70
Tennessee	103	10,524,625	2.27	102,181	698	100.25
Texas	140	16,183,178	3.49	115,594	713	100.10

(Continued on following page)

Geographic Distribution of Mortgaged Properties of the Aggregate Mortgage Loans (Continued)

State or Territory	Number of Mortgage Loans	Principal Balance	Percentage of Aggregate Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio
Utah	44	$6,399,706	1.38%	$145,448	739	100.60%
Vermont	2	388,581	0.08	194,291	704	100.00
Virginia	139	27,189,140	5.86	195,605	691	100.69
Washington	57	9,148,354	1.97	160,497	731	100.73
West Virginia	10	1,078,106	0.23	107,811	662	100.00
Wisconsin	118	16,176,371	3.49	137,088	692	100.29
Wyoming	9	1,035,740	0.22	115,082	677	100.00
TOTAL:	3,363	$463,622,686	100.00%	$137,860	699	100.46%

Mortgage Loan Purpose of the Aggregate Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Principal Balance	Percentage of Aggregate Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio
Equity Refinance	833	$124,627,425	26.88%	$149,613	673	100.36%
Purchase	2,385	316,649,202	68.30	132,767	709	100.49
Rate/Term Refinance	145	22,346,058	4.82	154,111	686	100.58
TOTAL:	3,363	$463,622,686	100.00%	$137,860	699	100.46%

Mortgage Loan Documentation Type of the Aggregate Mortgage Loans
Documentation Type	Number of Mortgage Loans	Principal Balance	Percentage of Aggregate Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio
Full/Alternate Documentation	2,865	$369,196,956	79.63%	128,865	697	100.59%
No Income/No Asset Verification	4	807,335	0.17	201,834	657	97.86
No Stated Income	114	28,307,453	6.11	248,311	714	99.94
Reduced Documentation	380	65,310,942	14.09	171,871	702	99.94
TOTAL:	3,363	$463,622,686	100.00%	$137,860	699	100.46%

Occupancy Types of the Aggregate Mortgage Loans

Occupancy	Number of Mortgage Loans	Principal Balance	Percentage of Aggregate Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio
Non-owner Occupied	994	$107,770,881	23.25%	$108,421	740	99.86%
Primary	2,292	342,881,278	73.96	149,599	685	100.65
Second/Vacation	77	12,970,527	2.80	168,448	707	100.24
TOTAL:	3,363	$463,622,686	100.00%	$137,860	699	100.46%

Mortgaged Property Types of the Aggregate Mortgage Loans
Property Type	Number of Mortgage Loans	Principal Balance	Percentage of Aggregate Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio
Condominium High Rise (more than 8 stories)	4	948,926	0.20%	237,232	752	100.00
Condominium Low Rise (less than 5 stories)	200	28,665,647	6.18%	143,328	714	100.96
Condominium Mid Rise (5 to 8 stories)	5	1,100,547	0.24%	220,109	688	99.73
Planned Unit Developments (attached)	91	14,564,554	3.14%	160,050	716	100.66
Planned Unit Developments (detached)	246	50,070,556	10.80%	203,539	703	100.31
Single Family	2,515	334,303,024	72.11%	132,924	694	100.46
Townhouse	62	6,495,889	1.40%	104,772	697	100.86
Two-Four Family Units	240	27,473,541	5.93%	114,473	725	100.00
TOTAL:	3,363	$463,622,686	100.00%	$137,860	699	100.46%

Credit Grades of the Aggregate Mortgage Loans
Credit Grade	Number of Mortgage Loans	Principal Balance	Percentage of Aggregate Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio
A1	886	$113,053,680	24.38%	$127,600	756	100.82%
A2	463	55,083,517	11.88	118,971	699	101.07
A3	55	7,956,650	1.72	144,666	643	100.57
A4	1,959	287,528,838	62.02	146,773	677	100.19
TOTAL:	3,363	$463,622,686	100.00%	$137,860	699	100.46%

Original Interest Only Terms of the Aggregate Mortgage Loans
Interest Only Term	Number of Mortgage Loans	Principal Balance	Percentage of Aggregate Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio
None	3,072	$399,285,342	86.12%	$129,976	700	100.55%
24 Months	3	465,711	0.10	155,237	656	100.00
36 Months	2	345,000	0.07	172,500	698	100.00
60 Months	179	36,474,134	7.87	203,766	678	99.87
120 Months	107	27,052,498	5.84	252,827	708	99.90
TOTAL:	3,363	$463,622,686	100.00%	$137,860	699	100.46%

Prepayment Penalty Terms of the Aggregate Mortgage Loans
Prepayment Penalty Term	Number of Mortgage Loans	Principal Balance	Percentage of Aggregate Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio
None	929	$131,924,639	28.46%	$142,007	707	100.51%
12 Months	151	28,321,264	6.11	187,558	699	100.12
24 Months	999	134,882,188	29.09	135,017	680	100.44
36 Months	1,267	164,968,025	35.58	130,204	708	100.50
60 Months	16	3,441,775	0.74	215,111	661	99.74
Other(1)	1	84,795	0.02	84,795	715	100.00
TOTAL:	3,363	$463,622,686	100.00%	$137,860	699	100.46%

(1) Not 0, 12, 24, 36, or 60 months and not more than 60 months

Note Margins of the Adjustable Rate Mortgage Loans

Range of Note Margins (%)	Number of Mortgage Loans	Principal Balance	Percentage of Adjustable Rate Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio
2.000 - 2.499	4	$1,217,463	0.26%	$304,366	693	100.82%
2.500 - 2.999	22	4,806,731	1.04	218,488	702	100.23
3.000 - 3.499	594	81,015,494	17.47	136,390	755	100.71
3.500 - 3.999	56	11,981,879	2.58	213,962	693	99.85
4.000 - 4.499	369	51,889,498	11.19	140,622	703	100.72
4.500 - 4.999	48	8,398,268	1.81	174,964	711	100.28
5.000 - 5.499	130	21,488,651	4.63	165,297	678	100.23
5.500 - 5.999	111	18,611,707	4.01	167,673	680	100.25
6.000 - 6.499	276	42,932,863	9.26	155,554	665	100.26
6.500 - 6.999	372	53,073,551	11.45	142,671	658	100.21
7.000 - 7.499	192	25,025,610	5.40	130,342	664	100.21
7.500 - 7.999	140	17,065,353	3.68	121,895	659	100.20
8.000 - 8.499	70	8,449,012	1.82	120,700	656	100.04
8.500 - 8.999	35	3,943,176	0.85	112,662	653	100.00
9.000 - 9.499	5	519,671	0.11	103,934	644	100.00
Fixed-Rate	939	113,203,760	24.42	120,558	713	100.65
TOTAL:	3,363	$463,622,686	100.00%	$137,860	699	100.46%

Maximum Mortgage of the Adjustable Rate Mortgage Loans

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Principal Balance	Percentage of Adjustable Rate Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio
7.000 - 7.999	1	$175,473	0.04%	$175,473	657	103.00%
8.000 - 8.999	1	223,631	0.05	223,631	680	100.00
11.000 - 11.999	16	2,594,024	0.56	162,127	712	100.82
12.000 - 12.999	329	59,196,307	12.77	179,928	720	101.30
13.000 - 13.999	1,145	165,365,888	35.67	144,424	705	100.24
14.000 - 14.999	663	89,217,113	19.24	134,566	668	100.18
15.000 - 15.999	231	29,701,026	6.41	128,576	659	100.12
16.000 - 16.999	33	3,432,296	0.74	104,009	658	99.97
17.000 - 17.999	3	237,254	0.05	79,085	648	100.00
21.000 - 21.999	1	161,889	0.03	161,889	684	100.00
22.000 - 22.999	1	114,024	0.02	114,024	707	96.00
Fixed-Rate	939	113,203,760	24.42	120,558	713	100.65
TOTAL:	3,363	$463,622,686	100.00%	$137,860	699	100.46%

Minimum Mortgage of the Adjustable Rate Mortgage Loans

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Principal Balance	Percentage of Adjustable Rate Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio
2.000 - 2.999	25	$5,746,294	1.24%	$229,852	699	100.17%
3.000 - 3.999	563	83,009,890	17.90	147,442	746	100.70
4.000 - 4.999	373	54,577,722	11.77	146,321	705	100.74
5.000 - 5.999	221	29,964,868	6.46	135,588	698	100.18
6.000 - 6.999	279	42,958,813	9.27	153,974	668	100.23
7.000 - 7.999	466	70,827,967	15.28	151,991	668	100.21
8.000 - 8.999	345	46,687,582	10.07	135,326	661	100.18
9.000 - 9.999	133	14,588,904	3.15	109,691	654	100.04
10.000 - 10.999	18	2,006,885	0.43	111,494	662	100.00
11.000 or greater	1	50,000	0.01	50,000	670	100.00
Fixed-Rate	939	113,203,760	24.42	120,558	713	100.65
TOTAL:	3,363	$463,622,686	100.00%	$137,860	699	100.46%

Next Interest Rate Adjustment Dates of the Adjustable Rate Mortgage Loans

Next Interest Rate Adjustment Date	Number of Mortgage Loans	Principal Balance	Percentage of Adjustable Rate Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio
Fixed-Rate	939	$113,203,760	24.42%	$120,558	713	100.65%
April 2006	1	410,000	0.09	410,000	701	100.00
May 2006	2	643,950	0.14	321,975	683	100.00
August 2006	1	412,063	0.09	412,063	671	100.00
September 2006	1	140,866	0.03	140,866	647	100.00
November 2006	1	223,885	0.05	223,885	683	100.00
December 2006	1	63,954	0.01	63,954	739	100.00
May 2007	2	316,874	0.07	158,437	681	105.29
June 2007	4	575,820	0.12	143,955	630	100.00
July 2007	12	1,422,756	0.31	118,563	653	100.00
August 2007	22	2,983,332	0.64	135,606	656	100.22
September 2007	66	9,438,226	2.04	143,003	677	100.41
October 2007	337	43,476,952	9.38	129,012	664	100.51
November 2007	529	73,124,319	15.77	138,231	674	100.15
December 2007	312	50,037,146	10.79	160,375	685	100.10
January 2008	79	11,206,008	2.42	141,848	692	100.95
February 2008	1	122,000	0.03	122,000	738	100.00
May 2008	1	80,726	0.02	80,726	750	103.00
June 2008	12	1,897,551	0.41	158,129	696	100.51
August 2008	18	3,421,241	0.74	190,069	706	100.66
September 2008	17	1,564,844	0.34	92,050	730	99.93
October 2008	57	8,032,019	1.73	140,913	715	100.29
November 2008	133	21,315,183	4.60	160,265	699	100.50
December 2008	371	48,758,430	10.52	131,424	722	100.66
January 2009	320	44,394,281	9.58	138,732	726	100.64
February 2009	40	5,513,384	1.19	137,835	729	101.60
September 2010	1	189,780	0.04	189,780	658	100.00
October 2010	6	1,657,731	0.36	276,289	725	100.00
November 2010	39	10,591,965	2.28	271,589	703	99.95
December 2010	37	8,263,993	1.78	223,351	705	99.77
November 2012	1	139,646	0.03	139,646	765	100.00
TOTAL:	3,363	$463,622,686	100.00%	$137,860	699	100.46%

Contact Information

Greenwich Capital Markets, Inc. Contacts

Name:	Telephone:	E-Mail:
Adam Smith	(203) 618-2271
Michael McKeever	(203) 618-2237

Bear Stearns Trading Contacts

Name:	Telephone:	E-Mail:
Ron Weibye	(203) 625-6160
Peter McMullin	(203) 625-6160

Rating Agency Contacts

Name:	Telephone:	E-Mail:
Moody's Timothy Gildner	(212) 553-2919
Standard and Poor's Jerry Xie	(212) 438-3019	Jerry_xie@sandp.com